EXHIBIT 99.1

j2 Global Reports Record Q4 and Year End 2015 Results and Provides 2016 Outlook

Achieves Record Annual and Quarterly Revenues, EBITDA, Adjusted Non-GAAP EPS and Free Cash Flow

Estimates 2016 Revenues between $830M and $860M and 2016 Adjusted Non-GAAP EPS between $4.70 and $5.00

Quarterly Dividend Increased by $0.01 to $0.3250 per Share versus the Prior Quarter

LOS ANGELES —February 10, 2016—j2 Global, Inc. [NASDAQGS:JCOM] today reported financial results for the fourth quarter and year ended December 31, 2015, provided fiscal 2016 financial estimates and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3250 per share.

FOURTH QUARTER 2015 RESULTS

Quarterly revenues increased 22.6% to a record $204.8 million compared to $167.1 million for Q4 2014.

Quarterly EBITDA(3) increased 30.2% to a record $100.1 million compared to $76.9 million for Q4 2014.

GAAP earnings per diluted share for the quarter increased 9.1% to a fourth quarter record of $0.72 compared to $0.66 for Q4 2014.

Adjusted Non-GAAP earnings per diluted share(1)(2) increased 31.6% to a record $1.29 compared to $0.98 for Q4 2014.

Q4 2015 free cash flow(4) increased 88.7% to $75.1 million compared to $39.8 million for Q4 2014.

j2 ended 2015 with $414 million in cash and investments after deploying $67.1 million during the quarter for acquisitions and the payment of j2's regular quarterly dividend.

Key financial results for the fourth quarter 2015 versus the fourth quarter 2014 are set forth in the following table (in millions, except per share). Reconciliations of Adjusted earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q4 2015	Q4 2014	% Change
Revenues
Cloud Services	$133.8 million	$113.0 million	18.4%
Digital Media	$69.9 million	$52.9 million	32.1%
IP Licensing	$1.1 million	$1.2 million	(8.3)%
Total:	$204.8 million	$167.1 million	22.6%
Earnings per Diluted Share(1)	$0.72	$0.66	9.1%
Adjusted Non-GAAP Earnings per Diluted Share(1) (2)	$1.29	$0.98	31.6%
EBITDA(3)	$100.1 million	$76.9 million	30.2%
Free Cash Flow(4)	$75.1 million	$39.8 million	88.7%

FULL YEAR 2015 RESULTS

Annual revenues increased 20.3% to a record $720.8 million compared to $599 million for 2014.

Annual EBITDA (3) increased 26.9% to a record $333.3 million compared to $262.6 million for 2014.

GAAP earnings per diluted share for the year increased 5.8% to a record $2.73 compared to $2.58 for 2014. 2015 Adjusted Non-GAAP earnings per diluted share(5)(6) increased 21.9% to a record $4.17 compared to $3.42 for 2014.

Free cash flow(4) for the year increased 30.1% to a record $223.2 million compared to $171.5 million for 2014.

Key annual financial results for 2015 versus 2014 are set forth in the following table (in millions, except per share). Reconciliations of Adjusted earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	2015	2014	% Change
Revenues
Cloud Services	$498.9 million	$425.9 million	17.1%
Digital Media	$216.1 million	$167.6 million	28.9%
IP Licensing	$5.8 million	$5.5 million	5.5%
Total:	$720.8 million	$599 million	20.3%
Earnings per Diluted Share(5)	$2.73	$2.58	5.8%
Adjusted Non-GAAP Earnings per Diluted Share(5) (6)	$4.17	$3.42	21.9%
EBITDA(3)	$333.3 million	$262.6 million	26.9%
Free Cash Flow(4)	$223.2 million	$171.5 million	30.1%

“2015 was an excellent year fueled by strong performance in all operating lines of business,” said Hemi Zucker, CEO of j2. “Our Cloud Services segment saw its most significant growth in the Backup and Email Security businesses, growing both organically and through M&A. Most importantly, we continue to realize improved margins on our activities as we integrate acquired businesses into the j2 cost structure. The Media Segment, through a combination of organic growth and strategic acquisitions, has significantly grown revenue and scaled its margins to yield impressive returns.”

“For the first time in a quarter, j2 delivered more than $200 million in revenue, $100 million in adjusted EBITDA and more than $75 million in free cash flow. This strong momentum positions us well for success into 2016,” said Scott Turicchi, President and CFO of j2 Global Inc.

BUSINESS OUTLOOK

For fiscal 2016, the Company estimates that it will achieve revenues between $830 and $860 million and Adjusted Non-GAAP earnings per diluted share of between $4.70 and $5.00.

Adjusted Non-GAAP earnings per diluted share for 2016 excludes share-based compensation of between $12 and $14 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the Non-GAAP effective tax rate for 2016 (exclusive of the release of reserves for uncertain tax positions) will increase from 28.4% to between 29% and 31%.

DIVIDEND

j2’s Board of Directors has approved a quarterly cash dividend of $0.3250 per common share, a $0.01, or 3.2% increase versus last quarter's dividend and an 11.1% increase versus the dividend paid in Q1 2015. This is j2’s eighteenth consecutive quarterly dividend increase since its first quarterly dividend in September, 2011. The dividend will be paid on March 10, 2016 to all shareholders of record as of the close of business on February 23, 2016. Future dividends will be subject to Board approval.

EXTENSION OF SHARE REPURCHASE PROGRAM

The Company has extended its one-year five million share repurchase program set to expire February 20, 2016 by an additional year. Approximately 2.9 million shares remain available for purchase under the program.

Notes:

(1)
The estimated GAAP effective tax rate was approximately 16.4% for Q4 2015 and 23.4% for Q4 2014. The estimated Adjusted Non-GAAP effective tax rate was approximately 27.6% for Q4 2015 and 26.4% for Q4 2014.

(2)
For Q4 2015, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, certain acquisition-related integration costs, in each case net of tax, totaling $0.60. For Q4 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, certain acquisition-related integration costs and certain tax consulting fees, in each case net of tax, totaling $0.33. Adjusted Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (2) above.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)	The GAAP effective tax rate was approximately 14.8% for 2015 and 19.2% for 2014. The Adjusted Non-GAAP effective tax rate was approximately 28.4% for 2015 and 26.1% for 2014.

(6)
For 2015, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, certain acquisition-related integration costs, certain tax consulting fees and additional tax expense (benefit) from prior years, in each case net of tax, totaling $1.46. For 2014, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles, certain acquisition-related integration costs, certain tax consulting fees and additional tax expense (benefit) from prior years, and adds back the impact of the fair value adjustment to deferred revenues purchased in the Livedrive acquisition, in each case net of tax, totaling $0.86. Adjusted Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive®, Onebox ®, and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter ® Powered by BuyerBase ®, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2015, j2 had achieved 20 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2016 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2014 Annual Report on Form 10-K filed by j2 Global on March 2, 2015, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2016 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted Non-GAAP financial measures: Adjusted Non-GAAP earnings per diluted share, EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted Non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted Non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted Non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted Non-GAAP financial measures, please see the appropriate GAAP to Adjusted Non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	DECEMBER 31,	DECEMBER 31,
	2015	2014

ASSETS
Cash and cash equivalents	$255,530	$433,663
Short-term investments	79,655	96,206
Accounts receivable,
net of allowances of $4,261 and $3,685, respectively	114,680	91,699
Prepaid expenses and other current assets	25,722	22,602
Deferred income taxes, current	7,218	2,013
Total current assets	482,805	646,183

Long-term investments	78,563	60,508
Property and equipment, net	57,442	38,217
Goodwill	807,661	635,675
Other purchased intangibles, net	352,641	311,800
Other assets	13,756	12,819

TOTAL ASSETS	$1,792,868	$1,705,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$114,385	$95,310
Income taxes payable	5,589	—
Deferred revenue, current	76,104	63,457
Capital lease, current	214	258
Deferred income taxes, current	363	342
Total current liabilities	196,655	159,367

Long-term debt	601,186	593,350
Deferred revenue, non-current	6,538	10,182
Capital lease, non-current	148	141
Liability for uncertain tax positions	35,917	37,551
Deferred income taxes, non-current	43,989	61,960
Other long-term liabilities	18,227	22,416
Total liabilities	902,660	884,967

Commitments and contingencies

Stockholders' Equity:
Preferred stock	—	—
Common stock	479	474
Additional paid-in capital	292,064	273,304
Retained earnings	626,789	553,584
Accumulated other comprehensive loss	(29,124)	(7,127)
Total stockholders' equity	890,208	820,235

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,792,868	$1,705,202

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014

Revenues	$204,823	$167,145	$720,815	$599,030

Cost of revenues (1)	34,608	28,999	122,958	105,989
Gross profit	170,215	138,146	597,857	493,041

Operating expenses:
Sales and marketing (1)	42,189	36,633	159,009	141,967
Research, development and engineering (1)	8,625	8,228	34,329	30,680
General and administrative (1)	66,347	39,979	205,137	134,188

Total operating expenses	117,161	84,840	398,475	306,835

Income from operations	53,054	53,306	199,382	186,206
Interest expense, net	11,005	10,451	42,458	31,204
Other expense (income), net	(384)	89	5	(165)
Income before income taxes	42,433	42,766	156,919	155,167
Income tax expense	6,966	10,012	23,283	29,840
Net income	$35,467	$32,754	$133,636	$125,327
Less extinguishment of Series A Preferred Stock	—	(991)	—	(991)
Net income attributable to j2 Global, Inc. common stockholders	$35,467	$31,763	$133,636	$124,336

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.73	$0.66	$2.76	$2.60

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.72	$0.66	$2.73	$2.58

Basic weighted average shares outstanding	47,849,748	47,146,503	47,627,853	46,778,015

Diluted weighted average shares outstanding	48,772,061	47,468,841	48,087,760	47,106,538

(1) Includes share-based compensation expense as follows:
Cost of revenues	$100	$82	$373	$345
Sales and marketing	624	584	2,435	1,944
Research, development and engineering	229	184	863	721
General and administrative	1,898	1,520	8,122	5,898
Total	$2,851	$2,370	$11,793	$8,908

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014

Cash flows from operating activities:
Net income	$133,636	$125,327
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	93,213	62,953
Accretion and amortization of discount and premium of investments	1,207	1,334
Amortization of financing costs and discounts	9,105	5,045
Share-based compensation	11,793	8,908
Excess tax benefit from share-based compensation	(4,486)	(5,512)
Provision for doubtful accounts	6,872	4,702
Deferred income taxes, net	(17,083)	(10,033)
Gain on sale of available-for-sale investment	(549)	(90)
Decrease (increase) in:
Accounts receivable	(18,508)	(11,078)
Prepaid expenses and other current assets	1,461	(3,212)
Other assets	(602)	(42)
(Decrease) increase in:
Accounts payable and accrued expenses	8,757	(5,447)
Income taxes payable	3,578	10,797
Deferred revenue	(3,480)	(711)
Liability for uncertain tax positions	(5,718)	(6,313)
Other long-term liabilities	9,865	603
Net cash provided by operating activities	229,061	177,231

Cash flows from investing activities:
Maturity of certificate of deposit	65	14,520
Purchase of certificates of deposit	(62)	(65)
Sales of available-for-sale investments	121,687	110,363
Purchases of available-for-sale investments	(135,832)	(138,452)
Purchases of property and equipment	(17,297)	(11,829)
Purchases of intangible assets	(1,455)	(5,336)
Acquisition of businesses, net of cash received	(302,809)	(245,278)
Proceeds from sale of assets	—	608
Net cash used in investing activities	(335,703)	(275,469)

Cash flows from financing activities:
Issuance of long-term debt	—	402,500
Debt issuance costs	—	(11,991)
Repurchases of common and restricted stock	(3,674)	(5,663)
Issuance of stock, net of costs	5,218	6,886
Excess tax benefits from share-based compensation	4,486	5,512
Dividends paid	(58,827)	(52,269)
Acquisition of business	(14,271)	(16,512)
Other	(296)	(933)
Net cash (used in) provided by financing activities	(67,364)	327,530

Effect of exchange rate changes on cash and cash equivalents	(4,127)	(3,430)

Net increase (decrease) in cash and cash equivalents	(178,133)	225,862
Cash and cash equivalents at beginning of period	433,663	207,801
Cash and cash equivalents at end of period	$255,530	$433,663

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; (7) dilutive effect of the convertible debt; and (8) elimination of income tax provision associated with the noted modifications.

	THREE MONTHS ENDED DECEMBER 31, 2015								THREE MONTHS ENDED DECEMBER 31, 2014
	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(3) Interest Costs	(5) Amortization	(6) Additional Tax Expense (Benefit) from Prior Years	(7) Convertible Debt Dilution	Adjusted Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(4) IRS Consulting Fee	(5) Amortization	Adjusted Non-GAAP

Revenues	$204,823	—	—	—	—	—	—	$204,823	$167,145	—	336	—	—	$167,481

Cost of revenues	34,608	(100)	(327)	—	(1,314)	—	—	32,867	28,999	(82)	—	—	(668)	28,249

Operating expenses:
Sales and marketing	42,189	(624)	(395)	—	—	—	—	41,170	36,633	(584)	(25)	—	—	36,024
Research, development and engineering	8,625	(229)	(1)	—	—	—	—	8,395	8,228	(184)	(2)	—	—	8,042
General and administrative	66,347	(1,898)	(13,940)	—	(23,322)	—	—	27,187	39,979	(1,520)	(589)	(650)	(15,134)	22,086

Interest expense (income), net	11,005	—	—	(2,567)	—	—	—	8,438	10,451	—	(2,124)	—	—	8,327
Other expense (income), net	(384)	—	—	—	—	—	—	(384)	89	—	—	—	—	89

Income tax provision (8)	6,966	1,009	5,085	1,168	6,055	3,770	—	24,053	10,012	789	1,123	176	4,959	17,059
							—
Net income	$35,467	1,842	9,578	1,399	18,581	(3,770)	—	$63,097	$32,754	1,581	1,953	474	10,843	$47,605

Extinguishment of Series A Preferred Stock	—	—	—	—	—	—	—	—	(991)	—	991	—	—	—

Net income attributable to j2 Global, Inc.
common stockholders	$35,467	1,842	9,578	1,399	18,581	(3,770)	—	$63,097	$31,763	1,581	2,944	474	10,843	$47,605

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.73	0.04	0.20	0.03	0.39	(0.08)	0.00	$1.30	$0.66	0.03	0.06	0.01	0.23	$0.99
Diluted	$0.72	0.04	0.20	0.03	0.39	(0.08)	0.01	$1.29	$0.66	0.03	0.06	0.01	0.23	$0.98

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs and the impact of fair value adjustments to deferred revenue purchased in the Livedrive acquisition; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional income tax (expense) benefit from prior years; (7) dilutive effect of the convertible debt; and (8) elimination of income tax provision associated with the noted modifications.

	TWELVE MONTHS ENDED DECEMBER 31, 2015									TWELVE MONTHS ENDED DECEMBER 31, 2014
	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(3) Interest Costs	(4) IRS Consulting Fee	(5) Amortization	(6) Additional Income Tax Benefit from Prior Years	(7) Convertible Debt Dilution	Adjusted Non-GAAP	GAAP	(1) Share-based Compensation	(2) Acquisition- related Integration Costs	(4) IRS Consulting Fee	(5) Amortization	(6) Additional Income Tax Benefit from Prior Years	Adjusted Non-GAAP

Revenues	$720,815	—	—	—	—	—	—	—	$720,815	$599,030	—	2,075	—	—	—	$601,105

Cost of revenues	122,958	(373)	(327)	—	—	(3,376)	—	—	118,882	105,989	(345)	(57)	—	(2,462)	—	103,125

Operating expenses:
Sales and marketing	159,009	(2,435)	(1,110)	—	—	—	—	—	155,464	141,967	(1,944)	(125)	—	—	—	139,898
Research, development and engineering	34,329	(863)	(81)	—	—	—	—	—	33,385	30,680	(721)	(34)	—	—	—	29,925
General and administrative	205,137	(8,122)	(23,930)	—	204	(73,902)	(3,651)	—	95,736	134,188	(5,898)	(144)	(1,423)	(47,247)	(713)	78,763

Interest expense (income), net	42,458	—	—	(7,982)	—	—	(472)	—	34,004	31,204	—	(4,082)	—	—	—	27,122
Other expense (income), net	5	—	—	—	—	—	—	—	5	(165)	—	—	—	—	—	(165)

Income tax provision (8)	23,283	3,380	8,880	2,471	(47)	21,672	20,681	—	80,320	29,840	3,115	2,148	369	16,092	6,435	57,999

Net income	$133,636	8,413	16,568	5,511	(157)	55,606	(16,558)	—	$203,019	$125,327	5,793	4,369	1,054	33,617	(5,722)	$164,438

Extinguishment of Series A Preferred Stock	—	—	—	—	—	—	—	—	—	(991)	—	991	—	—	—	—

Net income attributable to j2 Global, Inc.
common stockholders	$133,636	8,413	16,568	5,511	(157)	55,606	(16,558)	—	$203,019	$124,336	5,793	5,360	1,054	33,617	(5,722)	$164,438

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$2.76	0.18	0.35	0.12	(0.00)	1.17	(0.35)	0.00	$4.19	$2.60	0.13	0.12	0.02	0.72	(0.12)	$3.44
Diluted	$2.73	0.18	0.35	0.12	(0.00)	1.16	(0.35)	0.01	$4.17	$2.58	0.13	0.12	0.02	0.71	(0.12)	$3.42

* The reconciliation of net income per share from GAAP to adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2015	2014	2015	2014

Net income	$35,467	$32,754	$133,636	$125,327
Plus:
Other expense (income), net	(384)	89	5	(165)
Interest expense, net	11,005	10,451	42,458	31,204
Income tax expense	6,966	10,012	23,283	29,840
Depreciation and amortization	29,578	19,646	93,213	62,953
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	2,851	2,370	11,793	8,908
Acquisition-related integration costs	14,663	952	25,448	2,435
Additional indirect tax expense from prior years	—	—	3,651	713
Fees associated with prior year audits	—	650	(204)	1,423
EBITDA	$100,146	$76,924	$333,283	$262,638

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716	$51,894	$50,963	$80,488	$229,061
Less: Purchases of property and equipment	(2,401)	(4,554)	(4,972)	(5,370)	(17,297)
Add: Excess tax benefit from share-based compensation	334	1,770	2,437	(55)	4,486
Add: IRS settlement*	—	5,753	1,164	—	6,917
Free cash flows	$43,649	$54,863	$49,592	$75,063	$223,167

* Free cash flows of $54.9 million and $49.6 million for Q2 2015 and Q3 2015, respectively, were before the effect of payments associated with taxes for prior periods under audit.

	Q1	Q2	Q3	Q4	YTD
2014
Net cash provided by operating activities	$37,294	$54,512	$40,315	$45,110	$177,231
Less: Purchases of property and equipment	(2,936)	(1,087)	(3,124)	(4,074)	(11,221)
Add: Excess tax benefit from share-based compensation	4,082	721	1,925	(1,216)	5,512
Free cash flows	$38,440	$54,146	$39,116	$39,820	$171,522

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.